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                                                                     EXHIBIT 4.1


                                  NETRATINGS, INC.




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                          SECOND RESTATED RIGHTS AGREEMENT


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                                SEPTEMBER  __, 1999

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                          SECOND RESTATED RIGHTS AGREEMENT


       THIS SECOND RESTATED RIGHTS AGREEMENT (the "Agreement") dated as of September __, 1999 is entered into by and among NetRatings, Inc., a Delaware corporation (the "Company"), and each of the persons and entities who have purchased shares of the Company's Series A, Series B, Series C and Series D Preferred Stock (the "Series A Investor," the "Series B Investors," "the Series C Investors" and "Series D Investors" respectively), and/or who propose to purchase shares of any other series of Preferred Stock of the Company, pursuant to stock purchase agreements between such purchasers and the Company (collectively, the "Investors").

                                       RECITALS

       The Series A Investor and Series B Investors are parties to that certain Rights Agreement dated November 15, 1998 (the "Prior Agreement").

       The Series A Investor, Series B Investors and Series C Investors are parties to that certain Restated Rights Agreement dated August 5, 1999 (the "Restated Agreement").

       The Series D Investors and the Company are entering into that certain Series D Preferred Stock Purchase Agreement dated as of the date hereof (the "Series D Agreement") pursuant to which the Series D Investors are purchasing from the Company shares of Series D Preferred Stock.

       The execution of this Agreement is a condition to the closing of the transactions contemplated by the Series D Agreement.

       As an inducement to the Series D Investors to purchase shares of the Company's Series D Preferred Stock, the Series A Investor, the Series B Investors, the Series C Investors and the Company desire to amend and restate the Prior Agreement to grant the Series D Investors the rights set forth herein.

                                     SECTION 1

                          RESTRICTIONS ON TRANSFERABILITY;
                                REGISTRATION RIGHTS


       1.1 CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

       "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

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       "COMMON STOCK" means the shares of Common Stock, $0.001 par value per share, of the Company.

       "CONVERSION SHARES" means the Common Stock issued or issuable upon conversion of the Preferred Shares as defined herein.

       "HOLDER" shall mean any Series A Investor, Series B Investor , Series C Investor, Series D Investor or owner of the Hitachi Warrant holding Registrable Securities and any person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with
Section 1.14 hereof

       "INITIATING HOLDERS" shall mean Holders in the aggregate of not less than fifty percent (50%) of the Registrable Securities as defined for purposes of that particular section.

       "MAJOR PURCHASER" shall mean any Investor holding more than 350,000 shares of Registrable Securities at the time in question. For the purposes of this Agreement, the number of Registrable Securities held by an Investor shall be deemed to include any Registrable Securities held by the Investor's affiliates and such holdings shall be aggregated together.

       The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

       "PREFERRED SHARES" means outstanding shares of the Company's Series A Preferred Stock, Series B Preferred, Series C Preferred, Series D Preferred held by a Holder and/or shares of any series of the Company's Preferred Stock held by a Holder granted registration rights hereunder.

       "PURCHASER" shall mean any of the Investors.

       "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Sections 1.5, 1.6 and 1.7 of this Agreement, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

       "REGISTRABLE SECURITIES" means (i) the Conversion Shares; (ii) any Common Stock or other securities of the Company issued or issuable in respect of the Preferred Shares or Conversion Shares or other securities issued or issuable with respect to the Preferred Shares or Conversion Shares upon any stock split, stock dividend, recapitalization, or similar event; (iii) any capital stock or other securities otherwise issued or issuable with respect to the Conversion Shares or Preferred Shares; and (iv) Common Stock issued or issuable pursuant to the warrant to purchase Common Stock issued to Hitachi Ltd., dated December 24, 1997 ("Hitachi Warrant"), PROVIDED, HOWEVER, that shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities

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Act under Section 4(l) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale. For the avoidance of doubt, "Registrable Securities" does not include any unexercised option(s) or warrant(s) for the purchase of any capital stock of the Company, except for the Hitachi Warrant.

       "RESTRICTED SECURITIES" shall mean the securities of the Company required to bear the legend set forth in Section 1.3 of this Agreement.

       "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

       "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and all fees and disbursements of counsel for the Holders (except as provided by Section 1.9).

       1.2 RESTRICTIONS. The Preferred Shares and the Conversion Shares shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. The Purchasers will cause any proposed purchaser, assignee, transferee or pledgee of the Preferred Shares or the Conversion Shares to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

       1.3 RESTRICTIVE LEGEND. Each certificate representing (i) the Preferred Shares, (ii) the Conversion Shares, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii) upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section
1.4 below) be stamped or otherwise imprinted with legends in the following form (in addition to any legend required under applicable state securities laws):

       "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT."

       "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY."

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       Each Purchaser and Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 1.

       1.4 NOTICE OF PROPOSED TRANSFERS. The holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 1. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied at such holder's expense by either (i) an unqualified written opinion of legal counsel who shall, and whose legal opinion shall be, reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. The Company will not require such a legal opinion or "no action" letter (a) in any transaction in compliance with Rule 144 under the Securities Act (or any successor rule), (b) in any transaction in which a Purchaser which is a corporation distributes Restricted Securities solely to its majority-owned subsidiaries or affiliates for no consideration, or (c) in any transaction in which a Purchaser which is a partnership distributes Restricted Securities solely to partners thereof for no consideration, provided that each transferee agrees in writing to be subject to the terms of this Section 1.4. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144 under the Securities Act (or any successor rule), the appropriate restrictive legend set forth in Section 1.3 above, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

       1.5    REQUESTED REGISTRATION.

              (a) REQUEST FOR REGISTRATION. In case the Company shall receive from Initiating Holders a written request that the Company effect any qualification, compliance or registration of at least 20% of the outstanding Registrable Securities then held by them, the Company shall:

                     (i) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

                     (ii) use its best efforts to effect such registration, qualification or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any

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other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after receipt of such written notice from the Company; PROVIDED, HOWEVER, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 1.5:

                            (1)    In any particular jurisdiction in which
the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                            (2)    Prior to the earlier of (i) six (6) months
following the Company's initial public offering or (ii) January 1, 2002.

                            (3)    During the period ending on the date three
(3) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a transaction covered by Rule 145 under the Securities Act (a "Rule 145 Transaction") or a registration of securities on Form S-8 (or any successor form) relating solely to an employee benefit plan);

                            (4)    After the Company has effected two (2)
such registrations pursuant to this subparagraph 1.5(a), such registrations have been declared or ordered effective and the securities offered pursuant to such registrations have been sold; or

                            (5)    If the Company shall furnish to such
Holders a certificate, signed by the President of the Company, stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to register, qualify or comply under this Section 1.5 shall be deferred for a single period not to exceed one hundred and eighty (180) days from the date of receipt of written request from the Initiating Holders.

       Subject to the foregoing clauses (1) through (5), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders, and in no event, later than ninety (90) days therefrom.

              (b) UNDERWRITING. In the event that a registration pursuant to Section 1.5 is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to Section 1.5(a)(i). The right of any Holder to registration pursuant to
Section 1.5 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 1.5 and the inclusion of such Holder's Registrable Securities in the underwriting, to the extent requested, to the extent provided in this Agreement.

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       The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders (which managing underwriter shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 1.5, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by all Holders who have requested that Registrable Securities be included in such registration at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

       If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders.

       1.6    COMPANY REGISTRATION.

              (a) NOTICE OF REGISTRATION. If at any time or from time to time, the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders other than
(i) an initial public offering by the Company of shares for its own account,
(ii) a registration of securities on Form S-8 (or any successor form) relating solely to employee benefit plans, or (iii) a registration of securities in a Rule 145 Transaction, the Company will:

                     (i) promptly give to each Holder written notice thereof, and

                     (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved in such registration, all the Registrable Securities specified in a written request or requests received within twenty (20) days after receipt of such written notice from the Company by any Holder.

              (b) UNDERWRITING. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.6(a)(i). In such event, the right of any Holder to registration pursuant to Section 1.6 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company (or by the holders who have demanded such registration). Notwithstanding any other provision of this Section 1.6, if the

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managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration to a minimum of 20% of the total shares to be included in such underwriting. The Company shall advise all Holders who have requested that Registrable Securities be included in such registration of any limitations imposed pursuant to this Section 1.6(b). The number of shares of Registrable Securities that may be included in such registration and underwriting for each Holder who has requested that Registrable Securities be included in such registration shall be determined in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by all Holders who have requested that Registrable Securities be included in such registration at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. If any Holder disapproves of the terms of any such underwriting, he or she may elect to withdraw therefrom by written notice to the Company and the managing underwriter.

              (c) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.6 prior to the effectiveness of such registration, whether or not any Holder has elected to include securities in such registration.

       1.7    REGISTRATION ON FORM S-3.

              (a) If Holders representing at least 50% of the Registrable Securities request in writing that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities, the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $500,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form; PROVIDED, HOWEVER, that the Company shall not be required to effect more than two registrations pursuant to this
Section 1.7 in any twelve (12) month period. The Company will (i) promptly give written notice of the proposed registration to all other Holders and
(ii) as soon as practicable, use its best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after receipt of such written notice from the Company. The substantive provisions of Section 1.5(b) shall be applicable to each registration initiated under this Section 1.7.

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              (b)    Notwithstanding the foregoing, the Company shall not be
obligated to take any action pursuant to this Section 1.7 (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act,
(ii) during the period ending on a date three (3) months following the effective date of, a registration statement (other than with respect to a registration of securities in a Rule 145 Transaction, or a registration on Form S-8 (or any successor form) relating to an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities), or (iii) if the Company shall furnish to such Holder a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors, it would be seriously detrimental to the Company or its stockholders for registration statements to be filed in the near future, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a single period not to exceed ninety (90) days from the receipt of the request to file such registration by such Holder or Holders.

       1.8 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date of this Agreement, the Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities without the prior written consent of a majority of the Registrable Securities then outstanding (on a Common Stock equivalent basis) unless (1) such new registration rights, including standoff obligations, are on a PARI PASSU basis with those rights of the Holders hereunder, or (2) such new registration rights, including standoff obligations, are subordinate to the registration rights granted the Holders hereunder, provided that the inclusion of such holder's securities shall not reduce the amount of Registrable Securities which are included in any registration for which the Holders hold registration rights pursuant to this Agreement.

       1.9 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration pursuant to Sections 1.5, 1.6 or 1.7 and the reasonable cost of one special legal counsel to represent all of the Holders together in any such registration shall be borne by the Company; provided that the Holders participating in any registration pursuant to Sections 1.5 or 1.6 shall bear their pro rata share (calculated on the basis of the ratio that the number of the Holder's Registrable Securities included in the registration bears to the total number of Registrable Securities included in the registration) of the Selling Expenses incurred in connection with such registration; provided further that the Company shall not be required to pay the Registration Expenses of any registration proceeding begun pursuant to Section 1.5, the request of which has been subsequently withdrawn by the Initiating Holders unless such withdrawal is as a result of such Holders learning of a material adverse change in the condition, business or prospects of the Company from that known at the time of such Holders' request for registration (whether or not such change occurs before or after such request). If such withdrawal is for reasons other than those set forth in the preceding sentence, the Holders of Registrable Securities to have been registered shall bear all such Registration Expenses pro rata on the basis of the number of shares to have been registered unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.5.

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       1.10   REGISTRATION PROCEDURES.  In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 1, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

              (a) The Company shall keep effective any registration or qualification contemplated by this Section 1.10 and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document, and communication for such period of time as shall be required to permit the Holders participating in such registration to complete the offer and sale of such Holders' securities covered thereby. The Company shall in no event be required to keep any such registration or qualification in effect for a period in excess of 90 days from the date on which such Holders are first free to sell such Holders' securities; provided, however, that, if the Company is required to keep any such registration or qualification in effect with respect to securities other than such Holders' securities beyond such period, the Company shall keep such registration or qualification in effect as it relates to such Holders' securities for so long as such registration or qualification remains or is required to remain in effect in respect of such other securities.

              (b) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

       1.11   INDEMNIFICATION.

              (a) The Company will indemnify each Holder, each of its officers, directors stockholders, employees, agents and representatives, and each person controlling such Holder within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to which registration, qualification or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any and all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, as and when incurred, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in witch they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or the laws of any jurisdiction applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers, directors, stockholders, employees, agents and representatives, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as and

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when such expenses are incurred, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder or underwriter and stated to be specifically for inclusion in such registration statement, prospectus, offering circular or other document; and provided, further, that the Company will not be liable to any such person or entity withrespect to any such untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus that is corrected in the final prospectus filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act (or any amendment or supplement to such prospectus) if the person asserting any such loss, claim, damage or liability purchased securities but was not sent or given a copy of the prospectus (as amended or supplemented) at or prior to the written confirmation of the sale of such securities to such person in any case where such delivery of the prospectus (as amended or supplemented) is required by the Securities Act, unless such failure to deliver the prospectus (as amended or supplemented) was a result of the Company's failure to timely provide such prospectus (as amended or supplemented).

when such expenses are incurred, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder or underwriter and stated to be specifically for inclusion in such registration statement, prospectus, offering circular or other document; and provided, further, that the Company will not be liable to any such person or entity withrespect to any such untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus that is corrected in the final prospectus filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act (or any amendment or supplement to such prospectus) if the person asserting any such loss, claim, damage or liability purchased securities but was not sent or given a copy of the prospectus (as amended or supplemented) at or prior to the written confirmation of the sale of such securities to such person in any case where such delivery of the prospectus (as amended or supplemented) is required by the Securities Act, unless such failure to deliver the prospectus (as amended or supplemented) was a result of the Company's failure to timely provide such prospectus (as amended or supplemented).

              (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, and each other such Holder, each of its officers, directors, stockholders, employees, agents and representatives and each person controlling such Holder within the meaning of
Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the liability of a Holder for indemnification under this Section 1.11(b) shall not exceed the gross proceeds from the offering received by such Holder.

              (c)    Each party entitled to indemnification under this
Section 1.11 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. Any such Indemnified Party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such action or the Indemnifying Party shall not have promptly employed counsel reasonably satisfactory to such Indemnified Party to have charge of the defense of such action or such Indemnified Party shall have reasonably concluded that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party, in any of which events such fees and expenses shall be borne by the Indemnifying Party and the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

              (d) To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 1.11(a) or 1.11(b) (subject to the limitations thereof) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any Indemnified or Indemnifying Party seeks contribution under the Act, the Exchange Act or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any director of the Company, any officer of the Company who signed any such registration statement, or any controlling person of the Company), as one entity, and the Holders of the securities included in such registration in the aggregate (including for this purpose any contribution by or on behalf of any officer, director, shareholder, employee, agent or representative of any Holder or any controlling person thereof), as a second entity, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, on the basis of relevant equitable considerations such as the relative fault of the Company and such Holders in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses. The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by the Company or by such Holders, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. The Company and the Holders agree that it would be unjust and inequitable if the respective obligations of the Company and the Holders for contribution were determined by a pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages, and expenses (even if the Holders and the other Indemnified Parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 1.11(d). In no case shall any Holder be responsible for a portion of the contribution obligation imposed on all Holders in excess of the lesser of (i) its pro rata share based on the number of shares of Common Stock owned by it and included in such registration as compared to the number of shares of Common Stock owned by all Holders which are included in such registration, and (ii) the gross proceeds received by such Holder from the sale of such Holder's securities pursuant to such registration. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 1.11(d), each person, if any, who controls any Holder within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act and each officer, director, employee, agent, and representative of each such Holder or control person shall have the same rights to contribution as such Holder or control person and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed any such registration statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section 1.11(d). Anything in this
Section 1.11(d) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 1.11(d) is intended to supersede any right to contribution under the Act, the Exchange Act or otherwise.

       1.12 INFORMATION BY HOLDER. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 1.

       1.13 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

              (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Securities Exchange Act;

              (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

              (c) So long as a Purchaser owns any Registrable Securities, to furnish to the Purchaser forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Purchaser may reasonably request in availing itself of any rule or regulation of the Commission allowing a Purchaser to sell any such securities without registration.

       1.14 TRANSFER OF REGISTRATION. The rights to cause the Company to register securities granted Purchasers under Sections 1.5, 1.6 and 1.7 may be assigned to a transferee or assignee reasonably acceptable to the Company in connection with any transfer or assignment of Registrable Securities by a Purchaser (together with any affiliate); provided that (a) such transfer or assignment may otherwise be effected in accordance with applicable securities laws, (b) notice of such assignment is given to the Company, (c) such transferee or assignee (i) is a wholly-owned subsidiary or constituent partner (including limited partners) of such Purchaser, or (ii) acquires from such Purchaser the lesser of (A) 100,000 or more shares of Registrable Securities (as appropriately adjusted for stock splits and the like) or (B) all of the Registrable Securities then owned by such Purchaser, and (d) such transferee or assignee agrees in writing to be bound by this Agreement.

       1.15 STANDOFF AGREEMENT. Each Holder agrees in connection with the initial registration of the Company's securities that, upon request of the Company or the underwriters managing any underwritten initial public offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days from the effective date of such registration) as may be requested by the Company or such managing underwriters; provided, however, that the officers and directors of the Company who own stock of the Company also agree to such restrictions.

       1.16 TERMINATION OF RIGHTS. No Holder shall be entitled to exercise any right provided for in this Section 1:

              (a) after three (3) years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public, or

              (b) on or after the closing of a public offering of the Common Stock of the Company, initiated by the Company, during any time when all shares of the Holder's Registrable Securities may be sold under Rule 144 (k) or any successor rule.

                                     SECTION 2

                              RIGHT OF PARTICIPATION

       2.1    PURCHASER'S RIGHT OF PARTICIPATION.

              (a) RIGHT OF PARTICIPATION. Subject to the terms contained in this Section 2.1, the Company hereby grants to each Major Purchaser the right to purchase its Pro Rata Portion of any New Securities which the Company may, from time to time, propose to sell and issue, which right may be exercised pursuant to the Notice of Right provisions set out in subsection 2.1(c). A Major Purchaser's "Pro Rata Portion" for purposes of this Section
2.1 is the ratio that (x) the sum
of the number of shares of the Company's Common Stock then held by such Major Purchaser and the number of shares of the Company's Common Stock issuable upon conversion of the Preferred Stock then held by such Major Purchaser, bears to (y) the sum of the total number of shares of the Company's Common Stock then outstanding, the number of shares of the Company's Common Stock issuable upon the exercise of any issued and outstanding rights, options or warrants, and the number of shares of the Company's Common Stock issuable upon conversion of the then outstanding Preferred Stock.

              (b) DEFINITION OF NEW SECURITIES. Except as set forth below, "New Securities" shall mean any shares of capital stock of the Company, including Common Stock and Preferred Stock, whether authorized or not, and rights, options or warrants to purchase said shares of Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible into said shares of Common Stock or Preferred Stock. Notwithstanding the foregoing, "New Securities" does not include (i) the Preferred Shares, Common Stock issuable upon the exercise of the Hitachi Warrant or the Conversion Shares, (ii) securities offered to the public generally pursuant to a registration statement under the Securities Act,
(iii) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or shares or other reorganization whereby the Company or its stockholders own not less than a majority of the voting power of the surviving or successor corporation, where any such transaction is approved by a majority of the then outstanding Preferred Shares, (iv) shares of the Company's Common Stock or related options or warrants convertible into or exercisable for such Common Stock issued to employees, officers and directors of, and consultants to, the Company, pursuant to any arrangement approved by the Board of Directors of the Company, (v) shares of the Company's Common Stock or related options or warrants convertible into or exercisable for such Common Stock issued to vendors of the Company pursuant to such terms and conditions as may be approved by the Board of Directors of the Company, (vi) shares of the Company's Common Stock or related options convertible into or exercisable for such Common Stock issued to banks, commercial lenders, lessors and other financial institutions in connection with the borrowing of money or the leasing of equipment by the Company, pursuant to any arrangement approved by the Board of Directors of the Company, (vii) stock issued pursuant to any rights or agreements, including, without limitation, convertible securities, options and warrants, provided that the Company shall have complied with the rights of participation established by this Section 2.1 with respect to the initial sale or grant by the Company of such rights or agreements, or (viii) stock issued in connection with any stock split, stock dividend or recapitalization by the Company in which the percentage beneficial ownership of the Major Purchaser remains unchanged.

              (c) NOTICE OF RIGHT. In the event the Company proposes to undertake an issuance of New Securities, it shall give each Major Purchaser written notice of its intention, describing the type of New Securities and the price and terms upon which the Company proposes to issue the same. Each Major Purchaser shall have fifteen (15) days from the date of receipt of any such notice to agree to purchase shares of such New Securities (up to the amount referred to in subsection 2.1(a)), for the price and upon the terms specified in the notice, by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. The Company shall promptly provide each Major Purchaser with such information concerning the Company, its subsidiaries and their respective businesses, properties, assets, liabilities and prospects and the New Securities as such Major Purchaser may reasonably request for such purpose.

              (d) CLOSING OF RIGHT. If any Major Purchaser exercises its right of participation under this Agreement, the closing of the purchase of the New Securities with respect to which such right has been exercised shall take place within thirty (30) calendar days after the Major Purchaser gives notice of such exercise, which period of time shall be extended in order to comply with applicable laws and regulations. Upon exercise of such right of participation, the Company and the Major Purchaser shall be legally obligated to consummate the purchase contemplated thereby and shall use their best efforts to secure any approvals required in connection therewith.

              (e) LAPSE AND REINSTATEMENT OF RIGHT. In the event a Major Purchaser fails to exercise the right of participation provided in this
Section 2.1 within said ten (10) day period, the Company shall have ninety
(90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within sixty (60) days from the date of said agreement) to sell the New Securities not elected to be purchased by such Major Purchaser at the price and upon the terms no more favorable to the purchasers of such securities than specified in the Company's notice to the Major Purchasers. In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said ninety (90) day period (or sold and issued New Securities in accordance with the foregoing within sixty (60) days from the date of said agreement) or in the event that the Corporation changes the terms of such securities in a manner which is more favorable than the terms specified in the Company's notice to the Major Purchasers, the Company shall not thereafter issue or sell any New Securities without first offering such securities to the Major Purchasers in the manner provided above.

              (f) ASSIGNMENT. The right of the Major Purchasers to purchase any part of the New Securities may be assigned in whole or in part to any partner, subsidiary, affiliate or shareholder of a Major Purchaser, or other persons or organizations who acquire the lesser of (i) 100,000 or more shares of Registrable Securities (as adjusted for stock splits and the like) or (ii) all of the Restricted Securities then owned by such Major Purchaser.

       2.2 TERMINATION OF PARTICIPATION RIGHT. The rights of participation granted under Section 2.1 of this Agreement shall terminate on and be of no further force or effect upon the consummation of the Company's sale of its Common Stock in an underwritten public offering pursuant to an effective registration statement filed under the Securities Act immediately subsequent to which the Company shall be obligated to file annual and quarterly reports with the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

                                     SECTION 3

                                   MISCELLANEOUS

       3.1 ASSIGNMENT. Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties to this Agreement.

       3.2 THIRD PARTIES. Nothing in this Agreement is intended to confer upon any party, other than the parties to this Agreement, the Indemnified Parties and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

       3.3 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California without giving effect to the conflicts of laws principles thereof.

       3.4 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       3.5 NOTICES. All notices and other communications required or permitted under this Agreement shall be transmitted via facsimile, mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to a Holder or Purchaser, at such Holder or Purchaser's facsimile number or address set forth on EXHIBIT A or, at such other facsimile number or address as such Holder or Purchaser shall have furnished to the Company in writing, or (b) if to any other holder of any Shares, at such facsimile number or address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes a facsimile number or address to the Company, then to and at the facsimile number or address of the last holder of such Shares who has so furnished a facsimile number or address to the Company, or (c) if to the Company, at the facsimile number or address set forth on EXHIBIT A (addressed to the attention of the President) or at such other facsimile number or address as the Company shall have furnished to the Holders and Purchasers in writing, and (d) to any such party's counsel at the facsimile number or address set forth on EXHIBIT A, or, at such other facsimile number or address as such party's counsel shall have furnished in writing.

       Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally; upon confirmation of successful transmission if sent via facsimile; or, if sent by mail, at the earlier of its receipt or five (5) days after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and postage prepaid as aforesaid.

       3.6 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement, and the balance of this Agreement shall be enforceable in accordance with its terms.

       3.7 AMENDMENT AND WAIVER. Any provision of this Agreement may be amended or waived with the written consent of the Company and the Holders of at least a majority of the outstanding shares of the Registrable Securities, so long as the effect is to treat all Holders equally. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of Registrable Securities and the Company. In addition, the Company may waive performance of any obligation owing to it, as to some or all of the Holders of Registrable Securities, or agree to accept alternatives to such performance, without obtaining the consent of any Holder of Registrable Securities. In the event that an underwriting agreement is entered into between the Company and any Holder, and such underwriting agreement contains terms differing from this Agreement, as to any such Holder the terms of such underwriting agreement shall govern.

       3.8 EFFECT OF AMENDMENT OR WAIVER. The Purchasers and their successors and assigns acknowledge that by the operation of Section 3.7 of this Agreement the holders of a majority of the outstanding Registrable Securities, acting in conjunction with the Company, will have the right and power to diminish or eliminate any or all rights or increase any or all obligations pursuant to this Agreement.

       3.9 RIGHTS OF HOLDERS. Each holder of Registrable Securities shall have the absolute right to exercise or refrain from exercising any right or rights that such holder may have by reason of this Agreement, including, without limitation, the right to consent to the waiver or modification of any obligation under this Agreement, and such holder shall not incur any liability to the Company or to any other holder of any securities of the Company as a result of exercising or refraining from exercising any such right or rights.

       3.10 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement, upon any breach or default of any other party, shall impair any such right, power or remedy of such non-breaching party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

                         [SECOND RESTATED RIGHTS AGREEMENT]


IN WITNESS WHEREOF, the parties hereto have executed this Second Restated Rights Agreement as of the day and year first above written.

"COMPANY"

                                   NETRATINGS, INC.,
                                   a Delaware corporation

                                   By:
                                     ----------------------------------
                                      David Toth, President & CEO

"INVESTORS"

                                   HITACHI, LTD.

                                   By:
                                     ----------------------------------
                                   Name:
                                       --------------------------------
                                   Title:
                                       --------------------------------

                                   TRANS COSMOS U.S.A. INC.

                                   By:
                                     ----------------------------------
                                   Name:
                                       --------------------------------
                                   Title:
                                        -------------------------------

                                   ACNIELSEN CORPORATION

                                   By:
                                     ----------------------------------
                                   Name:
                                       --------------------------------
                                   Title:
                                        -------------------------------

                                   NEILSEN MEDIA RESEARCH, INC.

                                   By:
                                     ----------------------------------
                                   Name:
                                        -------------------------------
                                   Title:
                                        -------------------------------

                         [SECOND RESTATED RIGHTS AGREEMENT]

Simon Chen:                        SWISS FAMILY KLEIN LIMITED

                                   By:
---------------------------------     --------------------------------------
                                   Title:
                                         -----------------------------------

Ling Chow:                         Susan L. Kurze:

-------------------------------    -------------------------------------

John D. Dunning:                   Charles L. Meadows:

-------------------------------    -------------------------------------

Liangfu Fan:                       Daniel Norman:

-------------------------------    -------------------------------------

Robert L. Hooven:                  David A. Norman:

-------------------------------    -------------------------------------

Wilbur T. Hooven III:              David G. Norman:

-------------------------------    -------------------------------------

                                   Robert W. Peters:

                                   --------------------------------------




KINENTECH, INC.

                                   David J. Toth
By:
   ----------------------------
Title:
      -------------------------    -------------------------

Stephen D. Klein                   Robb W. Wilmot


-------------------------------    -------------------------------------

                                NETRATINGS, INC.


                          ----------------------------


               ADDENDUM NO. 1 TO SECOND RESTATED RIGHTS AGREEMENT


                          ----------------------------









                              SEPTEMBER _____, 1999

                                NETRATINGS, INC.

                        ADDENDUM NO. 1 TO SECOND RESTATED
                                RIGHTS AGREEMENT

         THIS ADDENDUM NO. 1 TO SECOND RESTATED RIGHTS AGREEMENT (the "Addendum") is made and entered into as of the _____ day of September, 1999 by and among NetRatings, Inc., a Delaware corporation (the "Company"), and each of the persons and entities who have purchased shares of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the original purchasers of any future series of Preferred Stock of the Company. The term "Investors" as used herein means original purchasers of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock (consisting of Nielsen Media Research, Inc. ("NMR") and Trans Cosmos U.S.A. Inc. ("TCI")), the Series D Preferred Stock (consisting of ACNielsen Corporation ("ACN"), NMR and TCI) and the original purchasers of any future series of Preferred Stock of the Company. The term "Series Preferred" as used herein means the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and any future series of Preferred Stock. The holders of Series Preferred who are parties to this Agreement are referred to herein as the "Stockholders."

         WHEREAS, the parties have previously entered into a Second Restated Rights Agreement dated as of September _____, 1999 (the "Restated Rights Agreement") and now wish to enter into this Addendum to set forth their agreement with respect to the matters described below;


         NOW, THEREFORE, in consideration of the premises, mutual covenants and terms hereof, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         The following terms used in this Addendum, unless otherwise expressly provided herein, shall have the following meanings. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Restated Rights Agreement.

         1.1 "AFFILIATE" shall mean a person or entity that controls, is controlled by or is under common control with another person. For purposes of this Agreement, "control" shall mean direct or indirect ownership of more than 50% of the voting interest or income interest in a person or entity, or such other relationship as, in fact, constitutes actual control.

         1.2 "BYLAWS" shall mean the Bylaws of the Company as in effect on the date hereof and as the same may be amended from time to time as permitted by this Addendum.

         1.3 "COMMON STOCK" shall mean the common stock, par value $0.001 per share, of the Company or any successor class of common stock of the Company.

         1.4 "COMPANY-IPO" shall mean the initial registration by the Company of shares of Common Stock pursuant to a registration statement filed under the Securities Act for purposes of effecting an initial public offering of such shares of Common Stock.

         1.5 "COMPANY SECURITIES" shall mean the Common Stock, the Series Preferred and all other existing and future classes of equity securities of the Company, together with all options, warrants, rights, notes or other instruments convertible into, exchangeable for or exercisable for such Common Stock, Series Preferred or other equity securities of the Company.

         1.6 "FIRST WARRANT" shall mean the Common Stock Purchase Warrant dated August 15, 1999 herewith pursuant to which NMR has the right, under certain circumstances, to purchase 1,106,109 shares of Common Stock, in the form attached as EXHIBIT A hereto.

         1.7 "NMR WARRANTS" shall mean the First Warrant and the Second Warrant.

         1.8 "RESTATED CERTIFICATE" shall mean the Fourth Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of Delaware on September _, 1999.

         1.9 "SECOND WARRANT" shall mean the Common Stock Purchase Warrant dated August 15, 1999 herewith pursuant to which NMR has the right, under certain circumstances, to purchase 12,000,000 shares of the Common Stock, in the form attached as EXHIBIT B hereto.

         1.10 "THIRD PARTY" shall mean, with respect to a party, any person that is not an Affiliate of such party.


                                   ARTICLE II

                       PARTICIPATION RIGHTS IN COMPANY-IPO

         2.1 COMPANY-IPO PARTICIPATION RIGHTS Notwithstanding anything to the contrary in the Restated Rights Agreement, in connection with any Company-IPO, NMR shall have the right, but not the obligation, for so long as NMR and its Affiliates beneficially own at least 5.0% of the issued and outstanding shares of Common Stock on a fully-diluted basis (as defined below), to purchase from the Company, either as registered securities in connection with such offering or in a private placement occurring concurrently therewith, that number of additional shares of Common Stock as may be necessary to cause the number of shares of Common Stock beneficially owned by NMR (including, all shares underlying the NMR Warrants, whether or not exercisable or exercised by NMR) to increase to an amount which is equal to, but not greater than, 54.0% of the issued and outstanding shares of Common Stock on a fully-diluted basis (i.e., based on the assumption that all options, warrants or other convertible securities or instruments or other rights to acquire Common Stock or any other existing or future classes of capital stock have been exercised or converted, as applicable, in full, regardless of whether any such options, warrants, convertible securities or instruments or other rights are then vested or exercisable or convertible in accordance with their terms). The Company shall give written notice to NMR of its intention to file a Company-IPO promptly after approval by its Board of Directors and the establishment of the estimated range of the sale price of the Company-IPO for inclusion in the registration statement for such offering. NMR shall give written notice to the Company within 30 days of its receipt of such notice if it intends to exercise its purchase rights under this
Section 4.1(a) and if so, the number of shares it wishes to purchase. The date of such notice from NMR is referred to as the "SE Notice Date". All shares elected to be purchased by NMR shall be issued to NMR at the final offering price of the Company-IPO.

         2.2 CERTAIN COVENANTS The Company shall take all steps necessary to permit NMR to exercise its rights under Section 2.1(a) above, including, without limitation, by increasing its authorized share capital and obtaining all necessary consents and approvals (including, without limitation, satisfaction of all filing requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976). Each of the Stockholders agrees to vote its shares in favor of an amendment to the Restated Certificate increasing the authorized share capital of the Company to permit the exercise of NMR's rights under Section 2.1(a) above.

         2.3 RIGHTS OF EXISTING STOCKHOLDERS. Each beneficial owner of Series Preferred or Common Stock on the SE Notice Date ("Existing Stockholders") shall have the right to request that shares of Common Stock owned (or to be owned upon conversion of the Series Preferred) by such Existing Stockholder be sold to NMR in lieu of shares that would be issued by the Company to NMR pursuant to Section 2.1(a) above. The Company, in consultation with the underwriters for such Company-IPO, shall determine the maximum number of shares that the Stockholders as a group may sell to NMR without adversely affecting such offering. The Company shall give notice to each of the Existing Stockholders of the number of shares of Common Stock which such Existing Stockholder may sell to NMR within 30 days of receipt of such notice, the Existing Stockholders must give notice to the Company of the number of shares up to the maximum allocation which he/she wishes to sell. Each of the Existing Stockholders shall have the right to sell to NMR his/her pro rata portion of such aggregate number of shares at the final offering price in the Company-IPO. All such Existing Stockholders will make appropriate representations and warranties to NMR as to their ownership of, and the absence of any liens or encumbrances on, the shares of Common Stock sold by them to NMR.


                                   ARTICLE III

                               CERTAIN AMENDMENTS

         3.1 RESTATED RIGHTS AGREEMENT. The following provisions of the Restated Rights Agreement are hereby amended as follows:

         SECTION 1.16:       The  reference  in Section  1.16(a) to "three (3)
         ------------        years" shall be replaced by a reference to "seven
                             (7) years."

         SECTION 1.1:        The definition of "Registrable Securities" shall be
         -----------         amended by adding the following sentence at the end
                             thereof:

                                    "Notwithstanding the foregoing, NMR shall have the right to treat as "Registrable Securities", for all purposes under the Registration Rights Agreement other than
                                    Section 1.5 thereof, all shares of Common
                                    Stock issued to NMR upon any partial or full exercise of the Common Stock Purchase Warrants (the "NMR Warrants") which have been issued to NMR pursuant to the Series C Agreement."

         SECTION 2.1: For purposes of determining NMR's "Pro Rata Portion," all shares of Common Stock issued to NMR upon any partial or full exercise of the NMR Warrants shall be included in such computation.


                                   ARTICLE IV

                               GENERAL PROVISIONS

         4.1 ASSIGNMENT. Except as otherwise provided in this Addendum, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties to this Addendum.

         4.2 THIRD PARTIES. Nothing in this Addendum is intended to confer upon any party, other than the parties to this Addendum, the Indemnified Parties and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Addendum, except as expressly provided in this Addendum.

         4.3 GOVERNING LAW. This Addendum shall be governed by and construed under the laws of the State of California without giving effect to the conflicts of laws principles thereof.

         4.4 COUNTERPARTS. This Addendum may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         4.5 NOTICES. All notices and other communications required or permitted under this Addendum shall be transmitted via facsimile, mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to a Holder or Purchaser, at such Holder or Purchaser's facsimile number or address set forth on EXHIBIT A or, at such other facsimile number or address as such Holder or Purchaser shall have furnished to the Company in writing, or (b) if to any other holder of any Shares, at such facsimile number or address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes a facsimile number or address to the Company, then to and at the facsimile number or address of the last holder of such Shares who has so furnished a facsimile number or address to the Company, or (c) if to the Company, at the facsimile number or address set forth on EXHIBIT A (addressed to the attention of the President) or at such other facsimile number or address as the Company shall have furnished to the Holders and Purchasers in writing, and (d) to any such party's counsel at the facsimile number or address set forth on EXHIBIT A, or, at such other facsimile number or address as such party's counsel shall have furnished in writing.

         Each such notice or other communication shall for all purposes of this Addendum be treated as effective or having been given when delivered if delivered personally, upon confirmation of successful transmission if sent via facsimile; or, if sent by mail, at the earlier of its receipt or five (5) days after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and postage prepaid as aforesaid.

         4.6 SEVERABILITY. If one or more provisions of this Addendum are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Addendum, and the balance of this Addendum shall be enforceable in accordance with its terms.

         4.7 AMENDMENT AND WAIVER. Any provision of this Addendum may be amended or waived with the written consent of the Company and the Holders of at least a majority of the outstanding shares of the Registrable Securities, so long as the effect is to treat all Holders equally. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of Registrable Securities and the Company. In addition, the Company may waive performance of any obligation owing to it, as to some or all of the holders of Registrable Securities, or agree to accept alternatives to such performance, without obtaining the consent of any Holder of Registrable Securities. In the event that an underwriting agreement is entered into between the Company and any Holder, and such underwriting agreement contains terms differing from this Addendum, as to any such Holder the terms of such underwriting agreement shall govern.

         4.8 EFFECT OF AMENDMENT OR WAIVER. The Purchasers and their successors and assigns acknowledge that by the operation of Section 3.7 of the Restated Rights Agreement the holders of a majority of the outstanding Registrable Securities, acting in conjunction with the Company, will have the right and power to diminish or eliminate any or all rights or increase any or all obligations pursuant to this Addendum.

         4.9 RIGHTS OF HOLDERS. Each holder of Registrable Securities shall have the absolute right to exercise or refrain from exercising any right or rights that such holder may have by reason of this Addendum, including, without limitation, the right to consent to the waiver or modification of any obligation under this Addendum, and such holder shall not incur any liability to the Company or to any other holder of any securities of the Company as a result of exercising or refraining from exercising any such right or rights.

         4.10 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any part of this Addendum, upon any breach or default of any other party, shall impair any such right, power or remedy of such non-breaching party nor shall it be construed to be a waiver of any such breach or default, or in acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Addendum, or any waiver on the part of any party of any provisions or conditions of this Addendum, must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Addendum, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

                                                     [RESTATED RIGHTS AGREEMENT]

         IN WITNESS WHEREOF, the foregoing Addendum No. 1 to Second Restated Rights Agreement is hereby executed as of the day and year first written above.



"COMPANY"                          NETRATINGS, INC.,
                                   a Delaware corporation


                                   By:
                                      ------------------------------------------
                                               David J. Toth, President


"INVESTORS"                        HITACHI, LTD.


                                   By:
                                      ------------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                         ---------------------------------------


                                   TRANS COSMOS U.S.A. INC.


                                   By:
                                      ------------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                         ---------------------------------------


                                   NIELSEN MEDIA RESEARCH INC.


                                   By:
                                      ------------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                         ---------------------------------------


                                   AC NIELSEN CORPORATION


                                   By:
                                      ------------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                         ---------------------------------------

                                                     [RESTATED RIGHTS AGREEMENT]

                               "INVESTORS" (CON'T)

                                            SWISS FAMILY KLEIN LIMITED


-------------------------------             By:
Simon Chen                                     -----------------------------
                                            Title:
                                                  --------------------------


-------------------------------             --------------------------------
Ling Chow                                   Susan L. Kurze


-------------------------------             --------------------------------
John D. Dunning                             Charles L. Meadows


-------------------------------             --------------------------------
Liangfu Fan                                 Daniel Norman


-------------------------------             --------------------------------
Robert L. Hooven                            David A. Norman


-------------------------------             --------------------------------
Wilbur T. Hooven, III                       David G. Norman


                                            --------------------------------
                                            David J. Toth

KINETECH, INC.


By:
   ----------------------------

Title:
      -------------------------

-------------------------------             --------------------------------
Stephen D. Klein                            Robb W. Wilmot